                                                                      Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in Registration Statements Number 33-57103, Number 33-57105, Number 33-70660, Number 33-25947, Number 33-6359 and
Number 2-83144 on Form S-8 dated December 28, 1994, December 28, 1994, October 21, 1993, December 7, 1988, June 29, 1986 and April 8, 1983, respectively, of our report, which includes an explanatory paragraph regarding a change in the Company's method of accounting for income taxes, dated January 16, 1995 on our audits of the consolidated financial statements and the financial statement schedule of Hunt Manufacturing Co. and Subsidiaries (Company) as of November 27, 1994 and November 28, 1993 and for each of the three years in the period ended November 27, 1994 which report is included in the Company's Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 21, 1995